EXHIBIT 4.1



                        SIXTH SUPPLEMENTAL INDENTURE


                        DATED AS OF JANUARY 14, 2002


                                  BETWEEN


                       THE WILLIAMS COMPANIES, INC.,


                                 AS ISSUER


                                    AND


               BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,


                                 AS TRUSTEE





         SIXTH SUPPLEMENTAL INDENTURE, dated as of January 14, 2002 (the "Sixth Supplemental Indenture"), between The Williams Companies, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and Bank One Trust Company, National Association (successor in interest to the First National Bank of Chicago), as trustee (the "Trustee").

         WHEREAS, the Company executed and delivered the Indenture dated as of November 10, 1997 (the "Base Indenture") to the Trustee to provide for the issuance from time to time of the Company's senior, unsecured debentures, notes, or other evidences of indebtedness (the "Securities"), to be issued in one or more series as might be determined by the Company under the Base Indenture; and

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.50% Senior Notes due 2007 (the "Notes"), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Sixth Supplemental Indenture (together, the "Indenture"); and

         WHEREAS, the Company has requested that the Trustee execute and deliver this Sixth Supplemental Indenture and all requirements necessary to make this Sixth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed, authenticated and delivered by the Company, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Sixth Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Notes, the Company covenants and agrees with the Trustee as follows:

                                 ARTICLE 1
                                DEFINITIONS

         Section 1.01. Definition Of Terms. Unless the context otherwise requires:

         (a) a term defined in the Base Indenture has the same meaning when used in this Sixth Supplemental Indenture;

         (b) a term defined anywhere in this Sixth Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) headings are for convenience of reference only and do not affect interpretation;

         (e) the following terms have the meanings given to them in the Purchase Contract Agreement: (i) Applicable Principal Amount; (ii) Authorized Newspaper; (iii) Cash Settlement; (iv) Depositary (as used in
Article 9); (v) Depositary Participant; (vi) Growth PACS; (vii) Income PACS; (viii) Initial Remarketing; (ix) Initial Remarketing Date; (x) Purchase Contract Agent; (xi) Quotation Agent; (xii) Reset Agent; (xiii) Secondary Remarketing; (xiv) Secondary Remarketing Date; (xv) Tax Event;
(xvi) Treasury Portfolio; (xvii) Treasury Portfolio Purchase Price; and (xviii) Underwriting Agreement; and

         (f) the following terms have the meanings given to them in this
Section 1.01(f):

         "Coupon Rate" shall have the meaning set forth in Section 2.05.

         "Custodial Rate" shall have the meaning set forth in Section 2.05.

         "Custodial Agent" shall have the meaning set forth in the Pledge Agreement.

         "Notes" shall have the meaning specified in Section 2.01.

         "Note Repayment Price" shall have the meaning set forth in Section
3.04.

         "Failed Initial Remarketing" shall have the meaning set forth in
Section 9.01(g).

         "Failed Secondary Remarketing" shall have the meaning set forth in
Section 9.02 (h).

         "Global Notes" shall have the meaning set forth in Section 2.04.

         "Maturity Date" shall have the meaning specified in Section 2.02.

         "Note Repayment Price" shall have the meaning set forth in Section
3.04.

         "Pledge Agreement" means the Pledge Agreement dated as of January 14, 2002 among the Company, JPMorgan Chase Bank, as collateral agent (the "Collateral Agent"), custodial agent and securities intermediary and JPMorgan Chase Bank, as purchase contract agent and attorney-in-fact.

         "Purchase Contract" shall have the meaning set forth in the Purchase Contract Agreement.

         "Purchase Contract Agreement" means the Purchase Contract Agreement dated as of January 14, 2002, between the Company and JPMorgan Chase Bank, as purchase contract agent.

         "Purchase Contract Settlement Date" means February 16, 2005.

         "Put Option" shall have the meaning set forth in Section 3.04.

         "Put Option Exercise Date" shall have the meaning set forth in
Section 3.04.

         "Redemption Amount" shall mean, for each Note, the product of the principal amount of such Note and a fraction, the numerator of which shall be the Treasury Portfolio Purchase Price and the denominator of which shall be the principal amount of such Note.

         "Redemption Price" means the redemption price per Note equal to the Redemption Amount plus any accrued and unpaid interest on such Note to the date of redemption.

         "Regular Record Date" means, with respect to any Interest Payment Date for the Notes, the close of business on the first day of the month in which such Interest Payment Date falls.

         "Remarketing Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated or any successor thereto or replacement Remarketing Agent under the Remarketing Agreement.

         "Remarketing Agreement" means the Remarketing Agreement, dated as of January14, 2002, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agent and JPMorgan Chase Bank, as purchase contract agent and attorney-in-fact.

         "Reset Announcement Date" means, in the case of the Reset Rate to be determined on the Initial Remarketing Date, the seventh Business Day immediately preceding November 16, 2004 and, in the case of the Reset Rate to be determined on the Secondary Remarketing Date, the seventh Business Day immediately preceding the Purchase Contract Settlement Date.

         "Reset Effective Date" means (i) November 16, 2004, in case the interest rate is reset on the Initial Remarketing Date, or (ii) the Purchase Contract Settlement Date, in case the interest rate is reset on the Secondary Remarketing Date.

         "Reset Rate" means the interest rate per year (to be determined by the Reset Agent), equal to the sum of (x) the Reset Spread and (y) the rate of interest on (1) in the case of the Reset Rate to be determined on the Initial Remarketing Date, the Two and One-Quarter Year Benchmark Treasury in effect on the Initial Remarketing Date or (2) in the case of the Reset Rate to be determined on the Secondary Remarketing Date, the Two-Year Benchmark Treasury in effect on the Secondary Remarketing Date.

         "Reset Spread" means (a) in the case of the Reset Rate to be determined on the Initial Remarketing Date, a spread amount to be determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the interest rate that the Notes should bear in order for the Applicable Principal Amount of Notes to have an approximate aggregate market value of 100.5% of the Treasury Portfolio Purchase Price on the Initial Remarketing Date and (b) in the case of the Reset Rate to be determined on the Secondary Remarketing Date, a spread amount to be determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the interest rate that the Notes should bear in order for the Applicable Principal Amount of Notes to have an approximate aggregate market value of 100.5% of the Applicable Principal Amount of Notes on the Secondary Remarketing Date.

         "Security Register" means the Register in which the Company provides for the registration of the Registered Securities of the series of Notes issued pursuant to this Sixth Supplemental Indenture and the registration of transfer of such series pursuant to Section 2.8 of the Base Indenture.

         "Tax Event Redemption Date" shall have the meaning set forth in
Section 3.01.

         "Two-Year Benchmark Treasury" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the Secondary Remarketing Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company), is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Secondary Remarketing Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an Affiliate thereof).

         "Two and One-Quarter Year Benchmark Treasury" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Company and the Reset Agent. The rate for the Two and One-Quarter Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the Initial Remarketing Date in the Telerate system (or if the Telerate system is (a) no longer available on the Initial Remarketing Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with a the Company) is appropriate). If such rate is not so displayed, the rate for the Two and One-Quarter Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two and One-Quarter Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Initial Remarketing Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an Affiliate thereof).

         The terms "Indenture," "Base Indenture," and "Notes" shall have the respective meanings set forth in the recitals to this Sixth
Supplemental Indenture and the paragraph preceding such recitals.

                                 ARTICLE 2
                 GENERAL TERMS AND CONDITIONS OF THE NOTES

         Section 2.01. Designation and Principal Amount. There is hereby authorized a series of Securities designated as the 6.50% Senior Notes due 2007 (the "Notes") limited (except as otherwise provided in Article II of the Indenture) in aggregate principal amount to $1,000,000,000 (or, $1,150,000,000, if the Underwriters' over-allotment option is exercised in full) . The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section
2.4 of the Base Indenture.

         Section 2.02. Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is February 16, 2007 (the "Maturity Date").

         Section 2.03. Form, Payment and Appointment. Except as provided in
Section 2.04, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and premium, if any, and interest on the Notes will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

         The registrar for the Notes, transfer agent and paying agent (as such term is described in Section 3.4 of the Base Indenture) for the Notes shall be the Trustee.

         The Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

         The Notes may be issued, in whole or in part, in permanent global form and, if issued in permanent global form, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate.

         Section 2.04. Global Notes. (a) Unless and until it is exchanged for the Notes in registered form, one or more global Notes in principal amount equal to the aggregate principal amount of all outstanding Notes ("Global Notes") may be transferred, in whole but not in part, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

         (b) If at any time (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for the Global Notes and no successor Depositary shall have been appointed within 90 days after such notification, (ii) the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at any time the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed within 90 days after the Company's becoming aware of the Depositary's ceasing to be so registered, (iii) the Company, in its sole discretion, determines that the Global Notes shall be exchangeable for Notes in definitive registered form or (iv) there shall have occurred and be continuing an Event of Default, the Company will execute, and subject to Article Five of the Base Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

         Upon exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

         Section 2.05. Interest. (a) The Note will bear interest initially at the rate of 6.50% per year (the "Coupon Rate") from the original date of issuance through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal thereof is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, an "Interest Payment Date") commencing on May 16, 2002, to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on the Regular Record Date for such interest installment.

         (b) The interest rate on the Notes will be reset on the Initial Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after November 16, 2004), except in the event of a Failed Initial Remarketing. In the event of a Failed Initial Remarketing, the interest rate on the Notes will be reset on the Secondary Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after the Purchase Contract Settlement Date), except that in the event of a Failed Secondary Remarketing, the interest rate on the Notes will not be reset. On the applicable Reset Announcement Date, the applicable Reset Spread and the Two-Year Benchmark Treasury or Two and One-Quarter Year Benchmark Treasury, as applicable, will be announced by the Company. On the Business Day immediately following such Reset Announcement Date, the Holders of Notes will be notified of such Reset Spread and Two-Year Benchmark Treasury or Two and One-Quarter Year Benchmark Treasury, as applicable, by the Company. Such notice shall be sufficiently given to such Holders of Notes if published in an Authorized Newspaper.

         (c) Not later than seven calendar days nor more than 15 calendar days immediately preceding the applicable Reset Announcement Date, the Company will request that the Depositary or its nominee (or any successor Depositary or its nominee) notify the Holders of Notes of such Reset Announcement Date and, in the case of a Secondary Remarketing, the procedures to be followed by such holders of Notes wishing to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

         (d) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 90-day period. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).

                                 ARTICLE 3
                          REDEMPTION OF THE NOTES

         Section 3.01. Tax Event Redemption. If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Notes in whole (but not in part) at any time at a price per Note equal to the Redemption Price. Installments of interest on Notes which are due and payable on or prior to the date of redemption (the "Tax Event Redemption Date") will be payable to the Holders of the Notes registered as such at the close of business on the Regular Record Date. If, following the occurrence of a Tax Event prior to the Purchase Contract Settlement Date, the Company exercises its option to redeem the Notes, the Company shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Company. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Notes at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on the Notes.

         Section 3.02. Redemption Procedures For Notes. Payment of the Redemption Price to each Holder of Notes shall be made by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder of Notes, including the Trustee or the Collateral Agent, as the case maybe. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Notes, then, on such Tax Event Redemption Date, such Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such Notes have been received by the Company, and all other rights of the Holder in respect of the Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Notes but without interest on such Redemption Price).

         Section 3.03. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

         Section 3.04. Option To Put Notes Upon Failed Secondary Remarketing. If a Failed Secondary Remarketing (as described in Section
5.02 of the Purchase Contract Agreement and incorporated herein by reference) has occurred, holders of Notes who hold such Notes following the Purchase Contract Settlement Date shall have the right (the "Put Option") to put such Notes to the Company until April 1, 2005 (the "Put Option Exercise Date"), upon at least three Business Days prior notice, at a repayment price equal to the principal amount of such Notes plus an amount equal to the accrued and unpaid interest thereon to the date of payment (the "Note Repayment Price").

         Section 3.05. Repurchase Procedure For Notes. (a) In order for the Notes to be repurchased on the Put Option Exercise Date, the Trustee must receive on or prior to 5:00 p.m. New York City time on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office or at an office or agency maintained by the Company in the Borough of Manhattan, The City of New York as contemplated by Section 2.03 hereof, the Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Notes duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Company, whose determination shall be final and binding.

         (b) Payment of the Note Repayment Price shall be made through the Trustee, subject to the Trustee's receipt of payment from the Company in accordance with the terms of the Indenture, no later than 12:00 noon, New York City time, on the Put Option Exercise Date, and to such account as may be designated. If the Trustee holds immediately available funds sufficient to pay the Note Repayment Price of Notes presented for repayment, then, immediately prior to the close of business on the Put Option Exercise Date, such Notes will cease to be outstanding and Interest thereon will cease to accrue, whether or not such Notes have been received by the Company, and all other rights of the Holder in respect of the Notes, including the Holder's right to require the Company to repay such Notes, shall terminate and lapse (other than the right to receive the Note Repayment Price upon delivery of such Notes but without interest on such Note Repayment Price) . Neither the Trustee nor the Company will be required to register or cause to be registered the transfer of any Note for which repayment has been elected.

                                 ARTICLE 4
                                FORM OF NOTE

         Section 4.01. Form Of Note. The Notes and the Trustee's
Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

                                 ARTICLE 5
                          ORIGINAL ISSUE OF NOTES

         Section 5.01. Original Issue Of Notes. Notes in the aggregate principal amount of $1,000,000,000 (or, $1,150,000,000, if the
Underwriters' over-allotment option is exercised in full) may from time to time, upon execution of this Sixth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 2.4 of the Base Indenture without any further action by the Company.

                                 ARTICLE 6
                          ORIGINAL ISSUE DISCOUNT

         Section 6.01. Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Notes that are Outstanding as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                 ARTICLE 7
                               MISCELLANEOUS

         Section 7.01. Ratification Of Indenture. The Indenture, as supplemented by this Sixth Supplemental Indenture, is in all respects ratified and confirmed, and this Sixth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         Section 7.02. Trustee Not Responsible For Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Sixth Supplemental Indenture.

         Section 7.03. New York Law To Govern. THIS SIXTH SUPPLEMENTAL INDENTURE, EACH NOTE AND EACH COUPON SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

         Section 7.04. Separability. In case any one or more of the provisions contained in this Sixth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Sixth Supplemental Indenture or of the Notes, but this Sixth Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         Section 7.05. Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                                 ARTICLE 8
                                REMARKETING

         Section 8.01. Initial Remarketing Procedures. (a) The Company will request, not later than seven nor more than 15 calendar days prior to the Initial Remarketing Date that the Depositary notify the Holders of the Notes and the Holders of Income PACS and Growth PACS of the Initial Remarketing.

         (b) Not later than 11:00 A.M., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date, each Holder of the Notes not constituting components of Income PACS may elect to have Notes held by such Holder remarketed. Holders of Notes that are not a component of Income PACS shall give notice of their election to have such Notes remarketed to the Custodial Agent and deliver such Notes to the Custodial Agent pursuant to the Pledge Agreement. Any such notice and delivery shall be irrevocable after 11:00 A.M., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 11:30 A.M., New York City time, on such second Business Day, the Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which Cash Settlement has been elected), shall notify the Company and the Remarketing Agent of the principal amount of Notes to be tendered for remarketing. Under Section 5.02 of the Purchase Contract Agreement, Notes that constitute components of Income PACS will be remarketed as provided therein and in this Section 8.01. The Notes constituting components of Income PACS shall be deemed tendered, notwithstanding any failure by the Holder of such Income PACS to deliver or properly deliver such Notes to the Remarketing Agent for purchase.

         (c) The right of each Holder to have Notes (including any Notes that constitute components of Income PACS) tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price per Note such that the aggregate price for the Applicable Principal Amount of Notes is not less than 100% of the Treasury Portfolio Purchase Price, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

         (d) On the Initial Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price per Note such that the aggregate price for the Applicable Principal Amount of Notes is equal to approximately 100.5% of the Treasury Portfolio Purchase Price, Notes tendered or deemed tendered for purchase.

         (e) If there are no Income PACS outstanding and none of the Holders elect to have Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Initial Remarketing Date.

         (f) If the Remarketing Agent has determined that it will be able to remarket all Notes tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Initial Remarketing Date, the Reset Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate.

         (g) If, by 4:00 P.M., New York City time, on the Initial Remarketing Date, the Remarketing Agent is unable to remarket all Notes tendered or deemed tendered for purchase or if the Initial Remarketing shall not have occurred because a condition precedent to the Remarketing shall not have been fulfilled, a failed remarketing ("Failed Initial Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, Company, Trustee, and Depositary.

         (h) By approximately 4:30 P.M., New York City time, on the Initial Remarketing Date, provided that there has not been a Failed Initial Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Company, Trustee, and Depositary of the Reset Rate determined in the Initial Remarketing and the aggregate principal amount of Notes sold in the Initial Remarketing, (ii) each purchaser (or the Depositary Participant thereof) of the Reset Rate and the aggregate principal amount of Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on November 16, 2004 in same day funds against delivery of the Notes purchased through the facilities of the Depositary.

         (i) In accordance with the Depositary's normal procedures, on November 16, 2004, the transactions described above with respect to each Note tendered for purchase and sold in the Initial Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such Notes delivered by book entry as necessary to effect purchases and sales of such Notes. The Depositary shall make payment in accordance with its normal procedures.

         (j) If any Holder selling Notes in the Initial Remarketing fails to deliver such Notes, the Depositary Participant of such selling Holder and of any other Person that was to have purchased Notes in the Initial Remarketing may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such Depositary Participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

         (k) The Remarketing Agent is not obligated to purchase any Notes in the Initial Remarketing or otherwise. Neither the Trust, any Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

         (l) The tender and settlement procedures set forth in this Section 8.01, including provisions for payment by purchasers of Notes in the Initial Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Depositary or if the book-entry system is no longer available for the Notes at the time of the Initial Remarketing, to facilitate the tendering and remarketing of Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process. (m) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the tenth Business Day before November 16, 2004) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

         Section 8.02. Secondary Remarketing Procedures. (a) If a Failed Initial Remarketing has occurred, the Company will request, not later than seven nor more than 15 calendar days prior to the Secondary Remarketing Date that the Depositary notify the Holders of the Notes and the Holders of Income PACS and Growth PACS of the Secondary Remarketing and of the procedures that must be followed if a Holder of Notes wishes to exercise such Holder's rights with respect to the Put Option if there is a Failed Secondary Remarketing.

         (b) Not later than 5:00 P.M., New York City time, on the second Business Day immediately preceding the Secondary Remarketing Date, each Holder of the Notes may elect to have Notes held by such Holder remarketed. Under Section 5.02 of the Purchase Contract Agreement, (i) Holders of Income PACS that do not give notice of intention to make a Cash Settlement of their related Purchase Contracts shall be deemed to have consented to the disposition of the Notes constituting a component of such Income PACS in accordance with Section 5.02(b)(iii) of the Purchase Contract Agreement, and (ii) Holders of Income PACS who give such notice but fail to pay the Purchase Price in cash as required by Section 5.02(b)(ii) of the Purchase Contract Agreement shall be deemed to have consented to the disposition of the Notes constituting a component of such Income PACS in accordance with
Section 5.02(d) of the Purchase Contract Agreement. Holders of Notes that are not a component of Income PACS shall give notice of their election to have such Notes remarketed to the Custodial Agent and deliver such Notes to the Custodial Agent pursuant to the Pledge Agreement. Any such notice and delivery shall be irrevocable after 5:00 P.M., New York City time, on the second Business Day immediately preceding the Secondary Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such second Business Day, the Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which Cash Settlement has been elected), shall notify the Company and the Remarketing Agent of the principal amount of Notes to be tendered for remarketing.

         (c) If any Holder of Income PACS does not give a notice of its intention to make a Cash Settlement or gives a notice of election to tender Notes as described in Section 9.02(b), the Notes of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Notes to the Remarketing Agent for purchase.

         (d) The right of each Holder to have Notes (including any Notes that constitute components of Income PACS) tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price of not less than 100% of the principal amount thereof, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

         (e) If a Failed Initial Remarketing has occurred, on the Secondary Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price equal to approximately 100.5% of the aggregate principal amount thereof, Notes tendered or deemed tendered for purchase.

         (f) If none of the Holders elect or are deemed to have elected to have Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Secondary Remarketing Date.

         (g) If the Remarketing Agent has determined that it will be able to remarket all Notes tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Reset Agent shall, subject to the terms of the Remarketing Agreement, determine the Reset Rate.

         (h) If, by 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Remarketing Agent is unable to remarket all Notes tendered or deemed tendered for purchase or if the Secondary Remarketing shall not have occurred because a condition precedent to the Secondary Remarketing shall not have been fulfilled, a failed remarketing ("Failed Secondary Remarketing") shall be deemed to have occurred, the interest rate on the Notes shall not be reset and the Remarketing Agent shall so advise by telephone the Collateral Agent, Company, Trustee, and Depositary.

         (i) By approximately 4:30 P.M., New York City time, on the Secondary Remarketing Date, provided that there has not been a Failed Secondary Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Company, Trustee, and Depositary of the Reset Rate determined in the Secondary Remarketing and the aggregate principal amount of Notes sold in the Secondary Remarketing, (ii) each purchaser (or the Depositary Participant thereof) of the Reset Rate and the aggregate principal amount of Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Notes purchased through the facilities of the Depositary.

         (j) In accordance with the Depositary's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Note tendered for purchase and sold in the Secondary Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such Notes delivered by book entry as necessary to effect purchases and sales of such Notes. The Depositary shall make payment In accordance with its normal procedures.

         (k) If any Holder selling Notes in the Secondary Remarketing fails to de1iver such Notes, the Depositary Participant of such selling Holder and of any other Person that was to have purchased Notes in the Secondary Remarketing may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such Depositary Participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

         (l) The Remarketing Agent is not obligated to purchase any Notes in the Secondary Remarketing or otherwise. Neither the Trust, any Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

         (m) The tender and settlement procedures set forth in this Section 8.02, including provisions for payment by purchasers of Notes in the Secondary Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Depositary or if the book-entry system is no longer available for the Notes at the time of the Secondary Remarketing, to facilitate the tendering and remarketing of Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

         (n) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the 10th Business Day before the Purchase Contract Settlement Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

                                 ARTICLE 9
                             EXECUTION OF NOTES

         Section 9.01. Execution Of Notes. The Notes shall be executed as follows:

         The Notes shall be signed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents or its Treasurer, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

         In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution and delivery of this Sixth Supplemental Indenture any such person was not such an officer.


         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                         THE WILLIAMS COMPANIES, INC.,
                                           as Issuer


                                         By:  /s/ James G. Ivey
                                              -----------------------------
                                              Name:   James G. Ivey
                                              Title:  Treasurer


                                        BANK ONE TRUST COMPANY, N.A.,
                                          as Trustee


                                        By: /s/ Benita A. Pointer
                                            -------------------------------
                                            Name:   Benita A. Pointer
                                            Title:  Account Executive




                                                                  EXHIBIT A

REGISTERED NO. _                                 REGISTERED CUSIP: _________

                           (FORM OF FACE OF NOTE)

[IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT:] THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCED DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.




No. __                                                 CUSIP No. __________

$ ----------

                        THE WILLIAMS COMPANIES, INC.
                         6.50% SENIOR NOTE DUE 2007

         THE WILLIAMS COMPANIES, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of up to _____________ Dollars ($__________), as set forth in the Schedule of Increases or Decreases in Global Note attached hereto, on February 16, 2007 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from January 14, 2002 or from the next recent date to which interest has been paid or duly provided for, quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each such date, an "Interest Payment Date"), commencing on May 16, 2002 initially at the rate of 6.50% per year through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per year of 6.50% through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, except as provided in the Indenture (as defined below). The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of actual number of days elapsed in the 90-day period. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the first day of the month in which such Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

         The Note and all the obligations of the Company hereunder are direct, unsecured obligations of the Company, and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company.

         This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the Trustee.

         The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:   [      ]

                                            THE WILLIAMS COMPANIES, INC.
                                               as Issuer


                                            By:
                                                ---------------------------
                                                Name:
                                                Title:

Attest:


By:
   -------------------------------
   Name:
   Title:


                       CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series referred to in the within-mentioned Indenture.


Dated
      --------------------------------


BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee


By:
   ----------------------------------------
        Authorized Signatory



                         (FORM OF REVERSE OF NOTE)

         This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Notes"), issued and to be issued in one or more series under and pursuant to an Indenture dated as of November 10, 1997 (the "Base Indenture") between the Company and Bank One Trust Company National Association (successor in interest to The First National Bank of Chicago), as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a Sixth Supplemental Indenture, dated as of January 14, 2002 (the "Sixth Supplemental Indenture") between the Company and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said Sixth Supplemental Indenture.

         If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Notes in whole (but not in part) at any time at a price per Note equal to the Redemption Price. The Redemption Price shall be paid to each Holder of the Notes by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

         The Notes are not entitled to the benefit of any sinking fund.

         If a Failed Secondary Remarketing (as described in Section 5.02 of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each holder of Notes who holds such Notes on the day immediately following the Purchase Contract Settlement Date shall have the right (the "Put Option") on the Business Day immediately following the Purchase Contract Settlement Date, to put such Notes to the Company, until April 1, 2005 (the "Put Option Exercise Date"), upon at least three Business Days prior notice, at a repayment price equal to the principal amount of this Note plus an amount equal to the accrued and unpaid interest thereon to the date of payment (the "Note Repayment Price").

         In order for the Notes to be so repurchased, the Trustee must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office, or at an office or agency maintained by the Company in the Borough of Manhattan, The City of New York as contemplated by Section 2.03 of the Sixth Supplemental Indenture, the Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Notes duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Note Repayment Price in respect of such Notes shall be made no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

         The Base Indenture provides that (a) if an Event of Default (as defined in the Base Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Base Indenture, including the series of Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Base Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Base Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Company, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Base Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

         The Base Indenture permits the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series issued under the Base Indenture then outstanding and affected, to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected; or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each debt security so affected.

         Obligations Unconditional. No provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Security at the time, place and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Company and the registered Holder of this Security.

         Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the registry books of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee and duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in minimum denominations of $25 or any integral multiple of $25 over such minimum denomination. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Governing Law. This Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

         No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or corporation, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.


                         OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Company to repay $____ principal amount of the within Note, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

         (Please print or type name and address of the undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining aggregate principal amount of this Note.

         For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Trustee at c/o _______________________________________________, no later than 5:00 p.m. on the third Business Day immediately preceding [ ].


Dated:                                    Signature:
      --------------------------------              --------------------------

                                          Signature Guarantee:
                                                              ----------------



         Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Note without alteration or enlargement or any change whatsoever.


                            SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                                 ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

______________________________________________________________________________

______________________________________________________________________________

(Insert assignee's social security or tax identification number)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________


(Insert address and zip code of assignee)

and irrevocably appoints

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.


Date: _____________

                                            Signature:

                                                                      Signature
                                            -------------------------

                                            Guarantee:
                                                      ----------------------

(Sign exactly as your name appears on the other side of this Note)




                            SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



By: ______________________
       Name
       Title:


                                             _______________________________
                                             as Trustee


                                             By: __________________________
                                                 Name
                                                 Title:


Attest:


By: ____________________________
    Name
    Title:



                      [TO BE ATTACHED TO GLOBAL NOTES]


             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in a part of this Global Note have been made:



--------------------------------------------------------------------------------------------------

                  Amount of          Amount of       Principal amount
                 decrease in        increase in       of this Global
               principal amount   principal amount    Note following       Signature of
                of this Global     of this Global    such decrease (or      authorized
    Date             Note               Note             increase)       officer of Trustee

--------------------------------------------------------------------------------------------------

